Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS
OF
BIRNER DENTAL MANAGEMENT SERVICES, INC.
(A COLORADO CORPORATION)

ADOPTED AS OF JULY 15, 2016

AND AMENDED AS OF JUNE 20, 2018

SECOND AMENDED AND RESTATED BYLAWS
OF
BIRNER DENTAL MANAGEMENT SERVICES, INC.

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Article IX CORPORATE SEAL		20
Article X FISCAL YEAR		20
Article XI CORPORATE RECORDS		20
Section 1.	CORPORATE RECORDS	20
Section 2.	ADDRESSES OF SHAREHOLDERS	20
Section 3.	FIXING RECORD DATE	21
Section 4.	INSPECTION OF CORPORATE RECORDS	21
Section 5.	DISTRIBUTION OF FINANCIAL STATEMENTS	21
Section 6.	AUDITS OF BOOKS AND ACCOUNTS	21
Article XII EMERGENCY BYLAWS AND ACTIONS		21
Article XIII AMENDMENTS		21

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SECOND AMENDED AND RESTATED BYLAWS

OF

BIRNER DENTAL MANAGEMENT SERVICES, INC.

(A COLORADO CORPORATION)

Article I

OFFICES

Section 1.                BUSINESS OFFICE. The Corporation may have one or more offices at such place or places within or without the State of Colorado as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 2.                PRINCIPAL OFFICE. The initial principal office of the Corporation shall be as set forth in the Articles of Incorporation. The Board of Directors, from time to time, may change the principal office of the Corporation.

Section 3.                REGISTERED OFFICE. The registered office of the Corporation shall be as set forth in the Articles of Incorporation, unless changed as provided by the provisions of the Colorado Business Corporation Act, as it may be amended from time to time, or any successor law (the “Act”).

Article II

SHAREHOLDERS’ MEETINGS

Section 1.                ANNUAL MEETINGS. The annual meetings of shareholders for the election of directors to succeed those directors whose terms expire and for the transaction of such other business as may come before the meeting shall be held each year at such date, time and place, either within or without the State of Colorado, as may be designated by resolution of the Board of Directors from time to time; provided, however, that an annual meeting shareholders shall be held each year on a date that is within the earlier of six months after the close of the last fiscal year or fifteen months after the last annual meeting. If the day so fixed for such annual meeting shall be a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour.

Section 2.                SPECIAL MEETINGS.

(a)               Special meetings of shareholders, for any purpose or purposes unless otherwise prescribed by statute, the Articles of Incorporation or these Bylaws, may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by the Secretary upon one or more written demands (which shall state the purpose or purposes therefor) signed and dated by the holders of shares representing at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting (the “Special Meeting Percentage”). Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of such meeting.

(b)               Any shareholder seeking to request a special meeting shall request that the Board of Directors fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”) by sending written notice to the Secretary of the Corporation (the “Record Date Request Notice”) by registered mail. Any shareholder may make a Record Date Request Notice, provided that such shareholder’s Record Date Request Notice provides the information required under Section 3(a)(2) below. Upon receiving a Record Date Request Notice, the Board of Directors may set a Request Record Date, which shall not precede, and shall not be more than 60 days after the close of business on, the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within 28 days after the date on which a valid Record Date Request Notice is received by the Secretary of the Corporation, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 28th day after the date a valid Record Date Request Notice is received by the Secretary (or, if such 28th day is not a business day, the first business day thereafter).

(c)               In order for a shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders as of the Request Record Date entitled to cast not less than the Special Meeting Percentage (the “Special Meeting Request”) shall be delivered to the Secretary of the Corporation. The Special Meeting Request shall (i) set forth the purpose of the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), and the matters proposed to be acted on at the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), (ii) bear the date of signature of each such shareholder signing the Special Meeting Request, (iii) set forth the name and address as they appear in the Corporation’s books of each shareholder signing such request, (iv) comply with the requirements set forth in Section 3(a)(2) below as to each shareholder signing such request, and (v) be received by the Secretary of the Corporation by registered mail or personal delivery within 30 days after the Request Record Date. Within ten days after receiving a Special Meeting Request, the Board of Directors shall determine whether such shareholder has satisfied the requirements for calling a special meeting of shareholders, and the Secretary shall notify the requesting shareholder of such finding.

(d)               The Secretary shall inform the requesting shareholder of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the information otherwise required by this Section 2, the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting. In the event that each matter proposed by the requesting shareholders to be acted on at such meeting is approved or, in the case of a nominee for election to the Board of Directors, is elected by the shareholders, the Corporation shall refund to the requesting shareholder the amount of such reasonably estimated cost.

(e)               In the case of any special meeting called by the Secretary upon the request of shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 70 days after the record date for such meeting set by the Board of Directors (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 10:00 a.m., local time, on the 70th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Shareholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Corporation. In fixing a date for a Shareholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of this Section 2.

(f)                Any requesting shareholder may revoke a request for a special meeting by written revocation delivered to the Secretary of the Corporation at any time prior to the giving of notice of the special meeting

Section 3.               NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS

(a)

(1)       Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the board of directors, or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 3, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.

(2)       For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Section 3, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting;

provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Except as otherwise provided in these Bylaws, in no event shall any adjournment, postponement or recess of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice must set forth:

(A)       as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) information relating to any agreement, arrangement or understanding, including a voting commitment, or any relationship, including financial transactions and compensation, between such person and the shareholder or any Shareholder Associated Person (as defined in Section 3(c)(2) below); provided, that the Corporation may also require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director or that could be material to a reasonable shareholder in considering such nominee, including without limitation such nominee’s independence;

(B)       as to any business, other than the nomination of a director or directors, that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and any Shareholder Associated Person in such business, (ii) a description of all agreements, arrangements and understandings between such shareholder and any Shareholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such shareholder, and (iii) if the proposal or business is to be included in the Corporation’s proxy statement, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and

(C)       as to the shareholder giving the notice and any Shareholder Associated Person, (i) the name and address of such shareholder, as they appear on the Corporation’s stock ledger, and the name and address, if different, of such Shareholder Associated Person, (ii) the class, series and number of all shares of stock of the Corporation which are held of record or are beneficially owned by such shareholder and by such Shareholder Associated Person, (iii) the nominee holder for, and the number of, shares owned beneficially but not of record by such shareholder and by such Shareholder Associated Person, (iv) any derivative position, including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, directly or indirectly held or beneficially held by such shareholder and such Shareholder Associated Person, and whether and the extent to which any hedging, equity swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or interest or any borrowing or lending of shares of stock) has been made by, such shareholder or such Shareholder Associated Person with respect to any shares of stock of the Corporation, or whether such shareholder or Shareholder Associated Person has an economic interest in the Corporation not reported as record or beneficial ownership, (v) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or Shareholder Associated Person has a right to vote any shares of stock of the Corporation, (vi) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (vii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or through a qualified representative at the meeting to propose such nomination or business, and (viii) a representation whether such shareholder or Shareholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or to approve or adopt the proposal and/or (y) otherwise to solicit proxies from shareholders in support of such nomination or proposal. A shareholder providing such notice shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this paragraph 2(C) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement or recess thereof. Such update and supplement shall be delivered to the Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned, postponed or recessed, on the first practicable date after any adjournment, postponement or recess thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, postponement or recess thereof).

(3)    Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 3 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)       Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 3 and is a shareholder of record at the time of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures and other requirements set forth in this Section 3. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(2) of this Section 3 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. Except as otherwise provided in these Bylaws, in no event shall any adjournment, postponement or recess of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c)

(1)       Only such persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3 and, if any proposed nomination or business is not in compliance with this Section 3, to declare that such defective nomination or proposal shall be disregarded.  Notwithstanding the foregoing provisions of this Section 3, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposal, such nomination or proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2)       For purposes of this Bylaw, (A) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (B) “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert, directly or indirectly, with such shareholder, (ii) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the notice of business to be brought before an annual meeting or a request for a special meeting of shareholders is being made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or any such beneficial owner, and (iv) any other person or entity with whom such shareholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.

(3)       Notwithstanding the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any class or series of preferred stock to elect directors under specified circumstances.

Section 4.                PLACE OF SPECIAL MEETINGS. Special meetings of shareholders shall be held at such place or places, within or without the State of Colorado, as may be determined by the Board of Directors and designated in the notice of the meeting, or, if no place is so determined and designated in the notice, special meetings of shareholders shall be held at the principal office of the Corporation.

Section 5.                 NOTICE OF MEETINGS. Not less than 10 nor more than 60 days prior to each annual or special meeting of shareholders, written notice of the date, time and place of each annual and special shareholders’ meeting shall be given to each shareholder entitled to vote at such meeting; provided, however, that if the authorized shares of the Corporation are proposed to be increased, at least 30 days’ notice in like manner shall be given; and provided, further, that if the Act prescribes notice requirements for particular circumstances (as in the case of the sale, lease or exchange of the Corporation’s assets other than in the usual and regular course of business, or the merger or dissolution of the Corporation), the provisions of the Act shall govern. Notice may be given in person; by telephone, telegraph, teletype, electronically transmitted facsimile, or other form of wire or wireless communication; and, if so given, shall be effective when received by the shareholder. Notice may also be given by deposit in the United States mail, postage prepaid, if addressed to the shareholder at the address of such shareholder shown in the Corporation’s current record of shareholders, and, of so given, shall be effective when mailed. If three successive notices mailed to any shareholder in accordance with the provisions of this Section 4 are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the Corporation. The notice of a special meeting shall, in addition, state the meeting’s purposes.

Section 6.                SHAREHOLDERS’ LIST. A complete record of the shareholders entitled to notice of any shareholders’ meeting (or an adjourned meeting described in Section 9 of this Article II) shall be prepared by the Secretary of the Corporation. Such shareholders’ list shall be arranged by voting groups and, within each voting group by class or series of shares, shall be alphabetical within each class or series and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder. (When used in these Bylaws, the term “voting group” or “voting groups” shall have the meaning assigned by the Act.) The shareholders’ list shall be available for inspection by any shareholder beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice is given and continuing through the meeting and any adjournment thereof at the Corporation’s principal office or at a place identified in the notice of the meeting in the city where the meeting will be held. A shareholder or his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Act, to copy the list during regular business hours and during the period it is available for inspection.

Section 7.                ORGANIZATION. The Chairman of the Board, or, in the Chairman of the Board’s absence, the President, shall call meetings of shareholders to order and act as chairperson of such meetings. In the absence of said officers, any shareholder entitled to vote at the meeting, or any proxy of any such shareholder, may call the meeting to order and a chairperson shall be elected by a majority of the votes present and entitled to be cast at the meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

Section 8.                AGENDA AND PROCEDURE. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters, if any, which may properly be brought before the meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of shareholders.

Section 9.                QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise provided in the Act or in the Corporation’s Articles of Incorporation, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. In the absence of a quorum at any shareholders’ meeting, a majority of the votes present in person or represented by proxy and entitled to vote on any matter at the meeting may adjourn the meeting from time to time for a period not to exceed 120 days from the original date of the meeting without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

Section 10.            ADJOURNMENT, POSTPONEMENT OR RECESS. When a meeting is for any reason adjourned, postponed or recessed to another date, time or place, notice need not be given of the adjourned, postponed or recessed meeting if the date, time and place thereof are announced at the meeting at which the adjournment, postponement or recess is taken. At the adjourned, postponed or recessed meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment, postponement or recess is for more than 120 days from the date of the original meeting, or if, after the adjournment, postponement or recess a new record date is fixed for the adjourned, postponed or recessed meeting, a notice of the adjourned, postponed or recessed meeting shall be given to each shareholder as of the new record date.

Section 11.            VOTING.

(a)               Except as provided by law or in the Articles of Incorporation, at every meeting of shareholders, or with respect to corporate action which may be taken without a meeting, each outstanding share having voting power is entitled to one vote, and each fractional share, if any is outstanding, is entitled to a corresponding fractional vote, on each matter voted on at a shareholders’ meeting.

(b)               A shareholder may vote the shareholder’s shares in person or by proxy. A shareholder may appoint a proxy by signing an appointment form, either personally or by the shareholder’s attorney-in-fact. A shareholder may appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation; except that the transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. An appointment of a proxy is not effective against the Corporation until the appointment is received by the Corporation. The appointment is effective for eleven months unless a different period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the shareholder except as may be permitted or provided by law.

(c)               When a quorum is present at any meeting of shareholders, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the matter is one upon which a different vote is required by express provision of a statute, or the Articles of Incorporation, or these Bylaws, in which case such express provision shall govern and control the decision on such matter.

Section 12.            INSPECTORS. The chairperson of the meeting may at any time appoint two or more inspectors to serve at a meeting of the shareholders. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the matters presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock within each voting group that is issued and outstanding and entitled to vote thereon and the number of shares within each voting group that voted for and against the matters presented. The voting inspectors need not be shareholders of the Corporation, and any director or officer of the Corporation may be an inspector on any matter other than a vote for or against such director’s or officer’s election to any position with the Corporation or on any other matter in which such officer or director may be directly interested.

Section 13.            MEETING BY TELECOMMUNICATION. If and only if permitted by the Board of Directors, any or all of the shareholders may participate in an annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. If the Board of Directors determines to allow shareholders to participate in a shareholders’ meeting by telecommunication, the Board shall establish the terms and conditions under which shareholders may participate by such means and shall cause the notice of the meeting to contain such terms and conditions. Only shareholders who comply with the terms and conditions indicated in such notice shall be entitled to so participate by telecommunication in the shareholders’ meeting. A shareholder participating in a meeting by telecommunication in compliance with the terms and conditions established by the Board of Directors is deemed to be present in person at the meeting.

Article III

BOARD OF DIRECTORS

Section 1.                AUTHORITY, ELECTION AND TENURE. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, a Board of Directors. The Board of Directors shall be elected at each annual meeting of shareholders. In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election shall be elected to the Board of Directors. The directors shall serve for staggered terms as provided in the Corporation’s Articles of Incorporation; provided, however, that a director shall continue to serve, despite the expiration of his or her term, until such director’s successor shall be elected and shall qualify, or until such director’s earlier death, resignation or removal.

Section 2.                NUMBER AND QUALIFICATION. The number of directors shall be fixed from time to time by resolution of the Board of Directors and may be increased or decreased from time to time by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors must be natural persons at least eighteen years of age but need not be shareholders or residents of the State of Colorado.

Section 3.                REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such dates, times and places as may be determined by the Board of Directors. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

Section 4.                SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President at any time and shall be called by the Chairman of the Board, the President or the Secretary on the written request of any two directors.

Section 5.                PLACE OF MEETINGS. Any meeting of the Board of Directors may be held at such place or places either within or without the State of Colorado as shall from time to time be determined by the Board of Directors and as shall be designated in the resolution of the Board of Directors fixing the date, time and place of the regular meetings of the Board of Directors or in the notice of special meeting.

Section 6.                NOTICE OF MEETINGS. Notice of the date, time and place of each special meeting of directors shall be given to each director at least two days prior to such meeting. The notice of a special meeting of the Board of Directors need not state the purposes of the meeting. Notice to each director of any special meeting may be given in person; by telephone, telegraph, teletype, electronically transmitted facsimile, or other form of wire or wireless communication; or by mail or private carrier. Oral notice to a director of any special meeting is effective when communicated. Written notice to a director of any special meeting, including without limitation notice sent by electronic mail, is effective at the earliest of: (a) the date received; (b) five days after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Corporation, first class postage prepaid; (c) the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by or on behalf of the director to whom the notice is addressed.

Section 7.                QUORUM AND VOTING. A majority of the number of directors fixed by or in accordance with Section 2 of this Article III shall constitute a quorum at all meetings of the Board of Directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise required by the Act.

Section 8.                ORGANIZATION, AGENDA AND PROCEDURE. The Chairman of the Board or, in the absence of the Chairman of the Board, the President shall act as chairperson of the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the chairperson shall act as secretary of each meeting of the Board of Directors. The agenda of and procedure for such meetings shall be as determined by the Board of Directors.

Section 9.                RESIGNATION. Any director of the Corporation may resign at any time by giving written resignation notice to the Corporation or the Secretary of the Corporation at the Corporation’s principal office. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective, unless it so provides. A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

Section 10.            REMOVAL. Any director may be removed only for cause at a special meeting of the shareholders called and held for such purpose if the number of votes cast in favor of removal exceeds the number of votes cast against removal. A vacancy in the Board of Directors caused by any such removal shall be filled solely by the Board of Directors, as provided in Section 11 of this Article III.

Section 11.            VACANCIES. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. When the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

Section 12.            EXECUTIVE AND OTHER COMMITTEES. Except as otherwise required by the Act, the Board of Directors, by resolution adopted by the greater of a majority of the number of directors fixed by or in accordance with Section 2 of this Article III or the number of directors required to take action pursuant to Section 7 of this Article III, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution and except as otherwise prescribed by the Act, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except that no committee shall: (a) authorize distributions; (b) approve or propose to shareholders action that the Act requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) amend the Articles of Incorporation; (e) adopt, amend, or repeal these Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that with respect to this clause (h) the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors. The provision of these Bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees and the members thereof.

Section 13.            COMPENSATION OF DIRECTORS. Each director may be paid such compensation as fixed from time to time by resolution of the Board of Directors, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of such director’s duties. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

Section 14.            MEETING BY TELECOMMUNICATION. One or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time.

Article IV

WAIVER OF NOTICE BY SHAREHOLDERS AND DIRECTORS AND ACTION

OF SHAREHOLDERS AND DIRECTORS BY CONSENT

Section 1.                WAIVER OF NOTICE. A shareholder may waive any notice required by the Act or by the Articles of Incorporation or these Bylaws, and a director may waive any notice of a directors’ meeting, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder or director entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a shareholder at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director, at the beginning of the meeting or promptly upon his or her later arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting, or if special notice was required of a particular purpose pursuant to the Act, the director objects to transacting business with respect to the purpose for which such special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

Section 2.                ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders, directors or members of an executive or other committee, as applicable, may be taken without a meeting if all shareholders entitled to vote with respect to such action, or all directors or all members of an executive or other committee, as the case may be, give written consent to such action in writing. The record date for determining shareholders entitled to take action without a meeting is the date a writing upon which the action is taken, pursuant to this Section 2 of Article IV, is first received by the Corporation. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 2 of this Article IV may revoke such consent by a writing signed by such shareholder describing the action and stating that the shareholder’s prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action. Action taken without a meeting shall be effective: in the case of an action of shareholders, as of the date the last writing necessary to effect the action is received by the Corporation unless all of the writings necessary to effect the action specify another date, which may be before or after the date the writings are received by the Corporation; and in the case of directors’ action, action is taken when the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective date.

Article V

OFFICERS

Section 1.                ELECTION AND TENURE. The executive officers of the Corporation shall consist of a President, a Secretary and Treasurer, each of whom shall be appointed annually by the Board of Directors. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary. The Board of Directors may delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer’s earlier death, resignation or removal. Each officer shall be a natural person who is eighteen years of age or older.

Section 2.                RESIGNATION, REMOVAL AND VACANCIES. Any officer may resign at any time by giving written notice of resignation to the Board of Directors or the President. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later effective date, and acceptance of the resignation shall not be necessary to render such resignation effective. Any officer may at any time be removed by the Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer’s earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer does not affect the officer’s contract rights, if any, with the Corporation and the resignation of an officer does not affect the Corporation’s contract rights, if any, with the officer.

Section 3.                CHAIRMAN OF THE BOARD. The Corporation shall have a Chairman of the Board who is not an officer of the Corporation. The Chairman of the Board shall, when present, preside at all meetings of the Board and of shareholders of the Corporation and have such other duties as the Board may from time to time determine. The Chair of the Board shall be elected by the Board of Directors and shall be a member of the Board of Directors.

Section 4.                PRESIDENT. In the absence of the Chairman of the Board, or if authorized by the Chairman of the Board, the President shall preside at meetings of the shareholders. The President shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall perform all duties as may from time to time be assigned by the Board of Directors.

Section 5.                VICE PRESIDENTS. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

Section 6.                SECRETARY. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary including, without limitation, the duty and power to give notice of all meetings of shareholders and the Board of Directors, the preparation and maintenance of minutes of the directors’ and shareholders’ meetings and other records and information required to be kept by the Corporation under Article XI and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

Section 7.                TREASURER. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all these transactions taken as Treasurer and of the financial condition of the Corporation.

Section 8.                ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

Section 9.                BOND OF OFFICERS. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance of such officer’s duties and for the restoration to the Corporation of any property belonging to the Corporation in such officer’s possession or under the control of such officer.

Section 10.            COMPENSATION. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or authorized from time to time by the Board of Directors.

Article VI

INDEMNIFICATION

Section 1.                INDEMNIFICATION. To the extent permitted or required by the Act and any other applicable law, if any director or executive officer of the Corporation is made a party to or is involved in any proceeding because such person is or was a director or officer of the Corporation, the Corporation shall (a) indemnify such person from and against any liability, including but not limited to expenses of investigation and preparation, expenses in connection with appearance as a witness, and fees and disbursements of counsel, accountants or other experts, incurred by such person in such proceeding, and (b) advance to such person expenses incurred in such proceeding. The Corporation may in its discretion, but is not obligated in any way to, indemnify and advance expenses to other offices, employees or agents of the Corporation to the same extent as to a director or executive officer, and the Corporation may indemnify an employee, fiduciary, or agent of the Corporation to a greater extent than expressly permitted herein for officers and directors if not inconsistent with public policy.

Section 2.                PROVISIONS NOT EXCLUSIVE. The foregoing provisions for indemnification and advancement of expenses are not exclusive, and the Corporation may at its discretion provide for indemnification or advancement of expenses in a resolution of its shareholders or directors, in a contract or in its Articles of Incorporation.

Section 3.                EFFECT OF MODIFICATION OF ACT. Any repeal or modification of the foregoing provisions of this Article for indemnification or advancement of expenses shall not affect adversely any right or protection stated in such provisions with respect to any act or omission occurring prior to the time of such repeal or modification. If any provision of this Article or any part thereof shall be held to be prohibited by or invalid under applicable law, such provision or part thereof shall be deemed amended to accomplish the objectives of the provision or part thereof as originally written to the fullest extent permitted by law, and all other provisions or parts shall remain in full force and effect.

Section 4.                DEFINITIONS. As used in this Article, the following terms have the following meanings:

(a)               Act. When used with reference to an act or omission occurring prior to the effectiveness of any amendment to the Act which occurs after the effectiveness of the adoption of this Article, the term “Act” shall include such amendment only to the extent that the amendment permits a corporation to provide broader indemnification rights than the Act permitted prior to the amendment.

(b)               Corporation. The term “Corporation” includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(c)               Director or Officer. A “director” or “officer” is an individual who is or was a director or officer of the Corporation or an individual who, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or entity or of an employee benefit plan. A director or officer is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. The terms “director” and “officer” include, unless the context requires otherwise, the estate or personal representative of a director, or officer.

(d)               Liability. The term “liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or reasonable expenses.

(e)               Proceeding. The term “proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.

Section 5.                INSURANCE. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under the Act. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

Section 6.                EXPENSES AS A WITNESS. The Corporation may pay or reimburse expenses incurred by a director, officer, employee, fiduciary, or agent in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7.                NOTICE TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to a director or executive officer under this Article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders’ meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

Article VII

EXECUTION OF INSTRUMENTS; LOANS; CHECKS AND ENDORSEMENTS;

DEPOSITS; PROXIES

Section 1.                EXECUTION OF INSTRUMENTS. The President or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 2.                BORROWING. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligation of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

Section 3.                LOANS TO DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of the Act.

Section 4.                CHECKS AND ENDORSEMENTS. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

Section 5.                DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

Section 6.                PROXIES. Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President: (a) may from time to time appoint one or more agents of the Corporation, in the name and on behalf of the Corporation, (i) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (ii) to consent in writing to any action by such other corporation, association or other entity; (b) may instruct the person so appointed as to the manner of casting such votes or giving such consent; and (c) may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

Article VIII

SHARES OF STOCK

Section 1.                CERTIFICATES OF STOCK. The shares of the Corporation may but need not be represented by certificates. Unless the Act or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders. If the shares are represented by certificates, such certificates shall be signed either manually or in facsimile by the President and the Secretary or such other representatives of the Corporation as are designated by the Board of Directors. If the person who signed, either manually or in facsimile, a share certificate, no longer holds office when the certificate is issued, the certificate is nevertheless valid. Every certificate representing shares issued by the Corporation shall state the number and class of shares and the designation of the series, if any, the certificate represents, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

Section 2.                SHARES WITHOUT CERTIFICATES. The Board of Directors may authorize the issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send the shareholder a complete written statement of the information required on certificates by the Act.

Section 3.                RECORD. A record shall be kept of the names and addresses of the Corporation’s shareholders, in a form that permits preparation of a list of shareholders that is arranged by voting group and within each voting group by class or series of shares, that is alphabetical within each class or series, and that shows the addresses of, and the number of shares of each class and series and the date of issuance of the shares (and in case of cancellation, the date of cancellation) held by, each shareholder. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

Section 4.                TRANSFER OF STOCK. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder’s attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

Section 5.                TRANSFER AGENTS AND REGISTRARS; REGULATIONS. The Board of Directors may appoint one or more transfer agents or registrars with respect to shares of the stock of the Corporation. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

Section 6.                LOST, DESTROYED OR MUTILATED CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the Act.

Article IX

CORPORATE SEAL

The corporate seal shall be in the form approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

Article X

FISCAL YEAR

The fiscal year of the Corporation shall be the year established by the Board of Directors.

Article XI

CORPORATE RECORDS

Section 1.                CORPORATE RECORDS. The Corporation shall comply with the provisions of the Act regarding maintenance of records and shall keep such records at such place as the Act may designate or, if the Act does not designate the place for such records, then at such place or places as may be from time to time designated by the Board of Directors.

Section 2.                ADDRESSES OF SHAREHOLDERS. Each shareholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any shareholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such shareholder at such shareholder’s address last known to the Secretary or transfer agent.

Section 3.                FIXING RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to a notice of or to vote at any meeting of shareholders or entitled to receive payment of any dividend or other distribution or allotment of rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 70 days before the meeting or action requiring a determination of shareholders; except that the record date for determining shareholders entitled to take action without a meeting or entitled to be given notice of action so taken is the date upon which a writing upon which such action is taken is first received by the Corporation. Only such shareholders as shall be shareholders of record on the date so fixed shall be so entitled with respect to the matter to which the same relates. If the Board of Directors shall not fix a record date as above provided, then the record date shall be determined in accordance with the Act.

Section 4.                INSPECTION OF CORPORATE RECORDS. Shareholders shall have those rights to inspect and copy the Corporation’s records as provided in the Act.

Section 5.                DISTRIBUTION OF FINANCIAL STATEMENTS. Upon the written request of any shareholder of the Corporation, the Corporation shall mail to such shareholder its last annual and most recently published financial statement, if any.

Section 6.                AUDITS OF BOOKS AND ACCOUNTS. The Corporation’s books and accounts may be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.

Article XII

EMERGENCY BYLAWS AND ACTIONS

Subject to repeal or change by action of the shareholders, the Board of Directors may adopt emergency bylaws and exercise other powers in accordance with and pursuant to the provisions of the Act.

Article XIII

AMENDMENTS

Unless the Act, the Articles of Incorporation or a particular Bylaw reserves the right to amend the Bylaws exclusively to the shareholders, the Board of Directors may amend or repeal these Bylaws or adopt new bylaws. The shareholders may also amend or repeal these Bylaws or adopt new bylaws.

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